UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2008 (December 10, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On December 14, 2007, Inland American Real Estate Trust, Inc. (the “Company”), filed a Current Report on Form 8-K (the “Initial Report”) with regard to, among other things, the acquisition of fee simple interests in a portfolio of 210 single tenant retail banking facilities, seven office buildings and one data center collectively known as the “SunTrust Bank Portfolio” (the “Portfolio”).  The Initial Report also disclosed that, in connection with the acquisition of the Portfolio, on December 10, 2007, Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C., two wholly owned subsidiaries of the Company (the “ST Subsidiaries”), entered into a loan agreement with LaSalle Bank, National Association (“LaSalle”) to borrow approximately $281.2 million (the “Loan”).  This Report on Form 8-K/A is being filed to disclose additional information regarding the interest rate on the Loan, and to file certain agreements relating to the Loan as exhibits hereto.

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

                The information set forth under Item 2.03 of the Initial Report and this Report on Form 8-K/A is incorporated into this Item 1.01 by reference.

Section 2 — Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2007, the ST Subsidiaries entered into an interest rate swap agreement with LaSalle in connection with the Loan. Pursuant to the terms of the promissory note in favor of LaSalle, the Loan bears interest, at the Company’s option, at either: (1) a floating per annum rate equal to the Prime Rate, as announced by LaSalle from time to time or (2) a per annum rate equal to LIBOR plus 95 basis points.  As a result of the swap agreement, the Loan bears interest at a fixed rate of 4.32% plus 95 basis points, or 5.27%, per annum from December 18, 2007 through December 10, 2008; and provides for monthly interest-only payments due on the last business day of each calendar month commencing on December 31, 2007.  Upon maturity, the ST Subsidiaries will be required to pay the outstanding principal balance of the Loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.

The loan agreement, the confirmation of the interest rate swap and certain other related loan documents are being filed as Exhibits 10.161, 10.162, 10.163, 10.164 and 10.165 hereto, each of which is incorporated into this Item 2.03 disclosure by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

10.161

Loan and Security Agreement, dated as of December 10, 2007, by and between Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. and LaSalle Bank National Association, as amended

10.162	Promissory Note, dated as of December 10, 2007, made by Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. in favor of LaSalle Bank National Association

10.163	Contribution Agreement, dated as of December 10, 2007, by and between Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C.

10.164	Guaranty of Payment, dated as of December 10, 2007, by Inland American Real Estate Trust, Inc. for the benefit of LaSalle Bank National Association

10.165	Confirmation to Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. from LaSalle Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: January 3, 2008	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title:	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.161

Loan and Security Agreement, dated as of December 10, 2007, by and between Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. and LaSalle Bank National Association, as amended

10.162	Promissory Note, dated as of December 10, 2007, made by Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. in favor of LaSalle Bank National Association

10.163	Contribution Agreement, dated as of December 10, 2007, by and between Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C.

10.164	Guaranty of Payment, dated as of December 10, 2007, by Inland American Real Estate Trust, Inc. for the benefit of LaSalle Bank National Association

10.165	Confirmation to Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. from LaSalle Bank National Association